Exhibit 99.1

FOR IMMEDIATE RELEASE
METALICO SETS MARCH 13 CALL
FOR 2014 AND 4th QUARTER REVIEW

CRANFORD, NJ, February 26, 2015 – Metalico, Inc. (NYSE MKT: MEA), a scrap metal recycler, will host a conference call on Friday, March 13, 2015 at 10:00 a.m. ET to discuss its earnings results for the year and quarter ended December 31, 2014 and to provide an update on business developments. The Company is scheduled to release its results earlier that day.

The conference call can be accessed by dialing (800) 446-1671 (toll free) or (847) 413-3362 (toll), Conference Confirmation Number 39085033. Callers should identify the Metalico Fiscal Year 2014 results call.

A transcript of the call will be posted on the Company’s website, www.metalico.com, when available. An audio replay of the call will be accessible at (888) 843-7419 (toll free) or (630) 652-3042 (toll) for the first week after the call’s conclusion. Callers will be required to enter the Conference Confirmation Number to access the recording.

Metalico, Inc. is a holding company with operations in one principal business segment: ferrous and non-ferrous scrap metal recycling. The Company operates recycling facilities in New York, Pennsylvania, Ohio, West Virginia, New Jersey, and Mississippi. Metalico’s common stock is traded on the NYSE MKT under the symbol MEA.

This announcement and the March 13 conference call may contain, in addition to historical information, certain forward-looking statements that involve risks and uncertainties. Such statements reflect management’s current views and are based on certain assumptions. Actual results could differ materially from the assumptions currently anticipated.

Contact: Metalico, Inc.

Carlos E. Agüero
Michael J. Drury
info@metalico.com
186 North Avenue East
Cranford, NJ 07016
(908) 497-9610
Fax: (908) 497-1097
www.metalico.com

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